UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ENERGIZER TENNIS, INC.

(Exact name of registrant as specified in its charter)

Nevada	99-0377575
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

Suite 3, 219 Bow Road Docklands, London E3 2SJ, United Kingdom
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:  Not applicable

Title of each class to be so registered	Name of each exchange on which each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:  333-182199

(if  applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK, PAR VALUE OF $0.001

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered

The description of the Common Stock of the Company is set forth under the caption “Description of Securities” in the Company’s Registration Statement on Form S-1 (File No. 333-182199) as filed with the Securities and Exchange Commission on June 18, 2012, as the same may be amended from time to time, and such information is incorporated by reference herein.

Item 2. Exhibits.

3.1

Articles of Incorporation of Registrant (incorporated by reference herein from Exhibit 3.1 to Form S-1, Registration No. 333-182199)

3.2

By-Laws of Registrant (incorporated by reference herein from Exhibit 3.2 to Form S-1, Registration No. 333-182199)

4.1

Subscription Agreement (incorporated by reference herein from Exhibit 4.1 to Form S-1, Registration No. 333-182199)

4.2

Specimen Stock Certificate

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

ENERGIZER TENNIS, INC.

Date: May 2, 2013

By:

/s/ Alexander Farquharson

Alexander Farquharson

Chief Executive Officer